Exhibit 10.36

RBC Capital Markets, LLC

    As a Representative of the Several Underwriters

3 World Financial Center

200 Vesey Street

New York, NY, 10281

Re:        Matador Resources Company (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock (together with the Common Stock, the “Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as one of the representatives (the “Representatives”) of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriters”) to be entered into between the Underwriters and the Company with respect to the Offering (the “Underwriting Agreement”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of RBC Capital Markets, LLC (“RBC”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, assign, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any Securities or options, rights or warrants to acquire Securities currently or hereafter owned either of record or beneficially (when used in this letter, as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Securities or publicly announce an intention to do any of the foregoing, for a period commencing on the date immediately prior to the date of the Underwriting Agreement and continuing through the earlier of (i) close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the “Initial Restricted Period”), (ii) the termination of the Underwriting Agreement or (iii) the date upon which the Company determines not to proceed with the Offering, as indicated in a publicly released communication by the Company. If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Initial Restricted Period, or (ii) prior to the expiration of the Initial Restricted Period, the Company announces that it will release earnings results during the 16-day period

Lock-Up Agreement

beginning on the last day of the Initial Restricted Period, the restrictions imposed by this agreement shall, upon notice to the undersigned by the Company or any Representative delivered prior to the end of the Initial Restricted Period, continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event.

It shall be a condition to the undersigned’s agreement to be bound by the restrictions set forth herein that (i) all of the executive officers and directors of the Company shall have entered into lock-up agreements that are no less restrictive than this lock-up agreement, (ii) all holders of 5% or more of the outstanding shares of Common Stock as of the date of the Underwriting Agreement (including, for the avoidance of doubt, any persons or entities identified in the Principal and Selling Shareholders table of the prospectus relating to the Offering as beneficially owning 5% or more of the outstanding shares, and any persons or entities identified in a footnote associated with such persons or entities, and which shall be deemed to include for this purpose the undersigned and all holders advised by Wellington Management Company, LLP or any of its affiliates (collectively, the “Wellington Management Parties”)) shall have entered into lock-up agreements that are no less restrictive than this lock-up agreement and (iii) holders of at least 90% of the outstanding shares of Common Stock as of the date of the Underwriting Agreement (which shall be deemed to include for this purpose the undersigned and all other Wellington Management Parties) shall have entered into lock-up agreements that are no less restrictive than this lock-up agreement. The undersigned understands that the Underwriters currently intend to purchase in the Offering approximately 1,031,854 shares of Common Stock in the aggregate held by the undersigned and the other Wellington Management Parties, which the undersigned and such other Wellington Management Parties intend to sell in the Offering along with certain other holders of outstanding shares, as “Selling Shareholders”, plus an additional 970,864 shares of Common Stock in the aggregate held by the undersigned and the other Wellington Management Parties if the Underwriters fully exercise their over-allotment option in the Offering. The undersigned understands (i) that the final binding agreement to purchase and sell such shares will be contained in the Underwriting Agreement and (ii) that, if the Representatives determine, prior to execution of the Underwriting Agreement, that, in their opinion, the total number of shares of Common Stock that are included in the “red-herring” prospectus for all of the Selling Shareholders is such as would adversely affect the success of the Offering, including the price at which such shares can be sold, the Representatives and the Company expect to reduce the total number of shares of Common Stock included in the Offering and the Underwriting Agreement for the Selling Shareholders on a pro rata basis in proportion to the number of shares of Common Stock included in the “red-herring” prospectus for the Offering for each Selling Shareholder, including the undersigned; provided, however, that the shares of Common Stock (maximum of 285,000 shares) that approximately 22 employees of the Company are purchasing from the Company upon the exercise of their stock options before the closing of the Offering and that are being sold to the Underwriters as Selling Shareholders will not be reduced.

Notwithstanding the foregoing, the undersigned shall be permitted to (i) transfer Securities as a bona fide gift, (ii) distribute Securities to limited partners, general partners, members or stockholders of the undersigned, (iii) transfer Securities to family members or

Lock-Up Agreement

a trust established for the benefit of family members, (iv) transfer Securities to entities where the undersigned is the sole beneficial owner of all Securities held by such entities, (v) receive Securities upon the exercise of an option or warrant or in connection with the vesting of restricted stock or restricted stock units, and any Securities issued upon any such exercise or vesting shall be subject to the restrictions contained in this agreement, and (vi) transfer Securities to the Company in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due in connection with any exercise or vesting of Securities; provided, however, that in any such case described in clauses (i) through (vi) it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to RBC a lock-up agreement containing the same terms described in this letter agreement, and (b) the undersigned notifies RBC at least three business days prior to the proposed transfer or disposition.

Notwithstanding the foregoing, the restrictions contained herein shall not apply to any Securities acquired by the undersigned in open market transactions so long as any sales or transfers of such Securities by the undersigned do not require the filing of a Form 4 pursuant to the Exchange Act or any regulations promulgated thereunder by the Securities and Exchange Commission.

If the undersigned is an officer or director of the Company and if RBC determines in its sole discretion to consent to a requested release or waiver of the foregoing restrictions in connection with a transfer of Securities, (i) as required by FINRA, RBC intends to notify the Company of the impending release or waiver at least three business days before the effective date of such release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by RBC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The Representatives agree that if any shareholder, director, executive officer or such other person party to a lock-up agreement is in any way released from, or receives a waiver of, any of its obligations pursuant to such lock-up agreement (including by amendment to the lock-up agreement or otherwise) (a “Released Party”), the undersigned will be similarly and contemporaneously released or waived from its obligations hereunder (which for the avoidance of doubt will include a release or waiver of the same percent of Securities as the percent of Securities held by the Released Party that are subject to the release or waiver, with such perecentage calculated by reference to the aggregate number of Securities beneficially owned by the Released Party and persons or entities, if any, identified as associated with such Released Party in a footnote to the Principal and Selling Shareholders table of the prospectus relating to the Offering) and the Representatives shall provide prompt notice thereof to the undersigned at least two business days prior to the effectiveness of the release or waiver with respect to the Released Party; provided,

Lock-Up Agreement

however, that the foregoing shall not apply to (i) any releases or waivers granted to Designated Shareholders (as defined below) solely to accommodate a personal hardship (such as the death of such shareholder) until the aggregate number of shares covered by such releases or waivers exceeds 250,000 shares, in which case the number of shares held by the Wellington Management Parties to be released or waived will be equal to the aggregate number of shares released or waived in excess of 250,000, which shall be allocated among the Wellington Management Parties as determined in the sole discretion of the Wellington Management Parties; (ii) shares to be sold in the Offering by any Selling Shareholders; or (iii) releases or waivers granted to Designated Shareholders pursuant to Section 5(x) of the Underwriting Agreement. For purposes of this agreement, the term “Designated Shareholder” shall mean any party to a lock-up agreement other than any Wellington Management Parties and other than persons or entities that are identified in the Principal and Selling Shareholders table of the prospectus relating to the Offering as beneficially owning 5% or more of the outstanding shares of Common Stock, and any persons or entities identified in a footnote associated with such persons or entities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of the Securities described herein are hereby authorized to decline to make any transfer of such Securities if such transfer would constitute a violation or breach of this agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement does not apply to the sale, if any, by the undersigned of shares of Common Stock in the Offering as a selling shareholder.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Shares

By:
(Signature)

Printed Name of Person Signing

Lock-Up Agreement

(and indicate capacity of person signing

if signing as custodian, trustee, or on

behalf of an entity)

Date Signed: